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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): September 10, 2001



                                 CYBERCARE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



           FLORIDA                      0-20356                 65-0158479
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(State or other jurisdiction     (Commission File Number)     (IRS Employer ID
     of incorporation)                                             Number)



       2500 QUANTUM LAKES DRIVE, SUITE 1000, BOYNTON BEACH, FLORIDA 33426
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                    (Address of principal executive offices)



Registrant's telephone number, including area code: 561-742-5000


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Item 5. Other Events

      On September 10, 2001, Paul C. Pershes delivered his resignation as a Director and President of the Registrant to pursue other personal endeavors. Mr. Pershes did not note any disagreements on any matters relating to the Registrant's operations, policies or practices in his notice of resignation and, in fact, will serve as a consultant to the Registrant in the future.

      On September 17, 2001, the Company appointed Steven M. Cohen to the position of Chief Financial Officer (CFO). As CFO of CyberCare, Mr. Cohen will direct the Company's financial planning and accounting areas, as well as manage relationships with lending institutions, shareholders and the financial community. Prior to joining CyberCare, from 1989 to 1999 Mr. Cohen served as president and CEO for HIP Healthplan of Florida and chief operating officer for HIP Healthplan of New York. From 1986 to 1989 Mr. Cohen served as director of finance and administration for Cigna Healthplan of Northern New Jersey and New York. Mr. Cohen is a CPA certified in New York.

      Dana Pusateri, previously the company's chief operating officer, has been named executive vice president with additional responsibilities for the management of sales, customer support, investor relations and technology compliance as well as the supervision of the rehabilitation, sleep center and pharmacy businesses and administration.

      Joseph Forte has been promoted to senior vice president and chief operating officer from the position of vice president and general manager of technology operations. His primary responsibilities include marketing and human resources in addition to the management of CyberCare Technologies.

      These changes take effect immediately, with Mr. Pusateri, Mr. Forte and Mr. Cohen reporting directly to Michael Morrell, chairman of the board and CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



Date: September 17, 2001                   By: /s/ ARTHUR KOBRIN
                                               --------------------------
                                           Arthur Kobrin
                                           Chief Accounting Officer and
                                            Authorized signature.